SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14a-12	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

CREATIVE  HOST  SERVICES,  INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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CREATIVE HOST SERVICES, INC.
16955 VIA DEL CAMPO, SUITE 110
SAN DIEGO, CALIFORNIA 92127

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FRIDAY, JUNE 28, 2002

To The Shareholders of Creative Host Services, Inc.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of CREATIVE HOST SERVICES, INC., a California corporation (the “Company”), will be held on Friday, June 28, 2002, at 1:00 p.m., Pacific Daylight Savings Time, at The Radisson Hotel at 11520 West Bernardo Court, San Diego, California 92127 for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are elected.

2.	To ratify the selection of Deloitte & Touche LLP as the Company’s independent accountants for the fiscal year ending December 31, 2002, commencing in the second fiscal quarter of 2002.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on May 17, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Sayed Ali President, Chief Executive Officer and Chief Financial Officer
San Diego, California
May 20, 2002

All Stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

CREATIVE HOST SERVICES, INC.
16955 VIA DEL CAMPO, SUITE 110
SAN DIEGO, CALIFORNIA 92127

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
JUNE 28, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Creative Host Services, Inc., a California corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 28, 2002 at 1:00 p.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at The Radisson Hotel at 11520 West Bernardo Court, San Diego, California 92127. This proxy statement and accompanying proxy will first be mailed to stockholders entitled to vote at the Annual Meeting on or about May 28, 2002.

Solicitation

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company will reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by the Company or its agents. No directors, officers or other regular employees will be paid any additional compensation for such services.

Voting Rights and Outstanding Shares

Only holders of record of common stock at the close of business on May 17, 2002 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on May 17, 2002, the Company had outstanding and entitled to vote 7,860,972 shares of common stock, the only outstanding class of securities entitled to vote at the Annual Meeting. Each share of common stock will be entitled to one vote on all matters to be voted on at the Annual Meeting.

Quorum

A quorum must be present for any action to be taken on a voting matter at the Annual Meeting. The presence in person or by proxy of persons holding a majority of the shares of common stock outstanding and entitled to vote constitutes a quorum. Except in the election of directors, the affirmative vote of the majority of the shares present in person or by proxy will be required for the approval of all matters presented at the Annual Meeting. Directors will be elected by plurality vote. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Broker non-votes occur when brokers or other nominees are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted for purposes of determining the presence of a quorum, but will not be counted for the purpose of determining whether a matter has been approved.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 16955 Via Del Campo Road, Suite 110, San Diego, California 92127, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the Company’s capital stock as of May 17, 2002, by (i) each stockholder who is known by the Company to be the beneficial owner of more than 5% of the Company’s common stock, the only class of the Company’s outstanding voting securities, (ii) each director and executive officer of the Company who owns any shares of common stock, and (iii) all executive officers and directors as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the shares listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Name, Title, and Address	Number of Shares Beneficially Owned(2)	Percentage Ownership(3)
Sayed Ali (1) President, Chief Financial Officer, and Chairman	1,057,500(4)	13.5%
John P. Donohue (1) Director	80,000(5)	1.0%
Booker T. Graves (1) Director	67,800(6)	0.9%
Tasneem Vakharia (1) Corporate Secretary	80,000(7)	1.0%
Charles B. Radloff (1) Director	35,000(8)	0.4%
John Stewart Jackson, IV c/o Jackson Burglar Alarm 100 East 20th Avenue Denver, CO 80205-3102	2,803,898(9)	35.7%
All current Executive Officers and Directors as a Group (Five Persons)	1,320,300(10)	16.8%
All current Directors who are not Executive Officers as a Group (Three Persons)	182,800(11)	2.3%

(1)	These are officers and directors of the Company whose address is deemed to be that of the Company’s executive offices at 16955 Via Del Campo, Suite 110, San Diego, California 92127.

(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of May 17, 2002, are deemed outstanding for computing the percentage of the person holding such option or warrant, but are not deemed outstanding for computing the percentage of any other person. Except as pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned. The total number of issued and outstanding shares and the total number of shares owned by each person does not include unexercised warrants and stock options, and is calculated as of May 17, 2002.

(3)
Does not include 1,410,225 shares of common stock issuable upon the exercise of outstanding warrants, 467,000 shares issuable upon the exercise of outstanding stock options, or 1,290,000 shares of common stock issuable upon the conversion of long term debt.

(4)
Includes 125,000 shares issuable upon the exercise of options outstanding under the Company’s 1997 Stock Option Plan, and 7,500 shares issuable upon the exercise of vested options granted in 2002 under the Company’s 2001 Stock Option Plan (the other 7,500 options granted in 2002 have not yet vested and are not included).

(5)
Includes 15,000 shares issuable upon the exercise of options outstanding under the Company’s 1997 Stock Option Plan and 40,000 shares issuable upon the exercise of options outstanding under the Company’s 2001 Stock Option Plan, including 5,000 vested options granted in 2002. Does not include 35,000 outstanding stock options which have not yet vested. Includes 25,000 shares of common stock.

(6)
Includes 20,000 shares issuable upon the exercise of options outstanding under the Company’s 1997 Stock Option Plan and 40,000 shares issuable upon the exercise of options outstanding under the Company’s 2001 Stock Option Plan, including 5,000 vested options granted in 2002. Does not include 35,000 outstanding stock options which have not yet vested. Includes 7,800 shares of common stock.

(7)
Consists of 35,000 shares issuable upon the exercise of options outstanding under the Company’s 1997 Stock Option Plan and 35,000 shares issuable upon the exercise of options outstanding under the Company’s 2001 Stock Option Plan, including 10,000 vested options granted in 2002. Includes 10,000 shares of common stock.

(8)
Includes 35,000 shares issuable upon the exercise of options outstanding under the Company’s 2001 Stock Option Plan, including 5,000 vested options granted in 2002. Does not include 25,000 outstanding stock options which have not yet vested.

(9)
These shares include (i) 2,614,513 shares are owned by Mr. Jackson, (ii) 10,000 shares are beneficially owned through his spouse, (iii) 18,435 shares are beneficially owned through a family foundation, (iv) 970 shares are beneficially owned by Mr. Jackson through four separate trusts for his minor children pursuant to the Uniform Minors Trust Act, (v) 400 shares are beneficially owned by Gregory Development, Inc., a real estate holding company which is controlled by Mr. Jackson, (vi) 18,350 shares are owned jointly with three daughters, and (vii) 70,501 shares and 70,729 shares are beneficially owned through two separate warrants with exercise prices of $13.20 and $8.32 per share, respectively, which were issued as a dividend by the Company to the foregoing persons and entities.

(10)
Includes 352,500 shares issuable upon the potential exercise of 352,500 outstanding stock options under the Company’s 1997 Stock Option Plan and under the Company’s 2001 Stock Option Plan. The table does not include outstanding stock options that have not yet vested. The Company expects to grant additional stock options in the future under the Company’s 2001 Stock Option Plan.

(11)	These are comprised of a total of 150,000 stock options and 32,800 shares held by the three outside directors of the Company, who are Booker T. Graves, John P. Donohue and Charles B. Radloff.

PROPOSAL I

ELECTION OF DIRECTORS

The Company’s By-Laws authorize a Board of Directors consisting of not less than four members and not more than seven members. The number of directors is currently fixed at four (4). Accordingly, four (4) directors will be elected at the Annual Meeting. Directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

It is the intention of each of the persons named in the accompanying proxy to vote the shares represented thereby in favor of the four (4) nominees listed below, unless contrary instructions are given. Proxies cannot be voted for a greater number of persons than the number of nominees named. All of the nominees listed below are currently directors of the Company. The Board of Directors has no reason to believe that any of the nominees listed below will be unable or will decline to serve. If, however, any nominee is unable or declines to serve, the persons named in the accompanying proxy reserve the right to vote the shares represented thereby in favor of the election of another person or persons nominated by the Board of Directors in his stead or, if no other person is so nominated, in favor of the remaining nominees.

Nominees

Set forth below is certain information, as of May 17, 2002, concerning the nominees for election as directors at the Annual Meeting:

Name of Nominee	Age	Position With the Company	Director Since
Sayed Ali	53	President, Chief Financial Officer, and Chairman	December 1986
Booker T. Graves(1)(2)	62	Director	March 1997
John P. Donohue, Jr.(1)(2)	70	Director	March 1997
Charles B. Radloff(2)	72	Director	August 1999

(1)	Member of Compensation Committee.
(2)	Member of Audit Committee.

Sayed Ali is the founder, Chairman of the Board of Directors, President and Chief Financial Officer of the Company. Mr. Ali has served as Chairman of the Board of Directors and President since 1986. Mr. Ali served as Chief Financial Officer from December 1986 to February 1997, and since August 1997. Mr. Ali served as the Secretary of the Company from 1986 to December 1996. Prior to founding the Company in 1986, from May 1985 to September 1987, Mr. Ali was the Director of Operations of Steffa Control Systems, a manufacturer of energy management systems, which had annual sales of $30 to $35 million. From March 1980 until May 1985, Mr. Ali was the Director of Operations for Oak Industries, Inc., a telecommunications equipment manufacturer.

Booker T. Graves has been a director of the Company since March 1997. Since 1993, Mr. Graves has been president of Graves Airport Concession Consultants, a consulting company located in Denver, Colorado, which provides consulting services to airports and other businesses. From 1993 to 1996, Mr. Graves was the principal food and beverage consultant to the Denver International Airport. From 1990 through 1993, Mr. Graves was General Manager of CA One Services, Inc. (formerly Sky Chefs) at Denver Stapleton International Airport. From 1980 until 1990, Mr. Graves was the General Manager of CA One Services, Inc. of Phoenix Sky Harbor Airport.

John P. Donohue, Jr. has been a director of the Company since March 1997. From 1990 to the present, Mr. Donohue has been a private investor. Prior to that time for 25 years, Mr. Donohue was employed by Oak Industries, Inc., a NYSE listed company, in various capacities. From 1985 to 1990, Mr. Donohue served as President of Oak Communications, Inc., a division of Oak Industries, Inc. which manufactured communications equipment for the cable television industry. From 1982 to 1985, he served as Vice President of Manufacturing overseeing up to 6,000 manufacturing employees. From 1977 to 1982, Mr. Donohue served as Vice President of Operations for the Oak Switch division of Oak Industries, Inc.

Charles B. Radloff has been a director of the Company since August 1999. He has served as a business advisor and member of the board of directors of DB Products, Inc., a privately owned company engaged in the design, manufacture, and sale of electronic components for the communications and aerospace industries, since 1991. From 1987 to 1991, Mr. Radloff was President and Chief Executive Officer of AKZO Electronic Materials Company, an electronics manufacturer and wholly-owned subsidiary of AKZO, which is a Dutch multi-national corporation with annual sales of approximately $12 billion. From 1965 to 1987, Mr. Radloff served in various executive positions with Oak Industries, Inc., including his position as President and Chief Executive Officer of Oak Communications and Chief Executive Officer of Oak Technology. Mr. Radloff previously served on the board of directors of Comstream, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 as amended (the “Exchange Act”) requires the Company’s officers and directors, and persons who own more than ten percent of its common stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the copies of those forms received by the Company or written representations from such persons that no Forms 5 were required to be filed, to the Company’s knowledge all reports due were timely filed during the fiscal year ended December 31, 2001.

Board Committees and Meetings

The Board of Directors has appointed an Audit Committee. As of May 17, 2002, the members of the Audit Committee are John P. Donohue, Booker T. Graves, and Charles B. Radloff. The Audit Committee is authorized by the Board of Directors to review, with the Company’s independent accountants, the annual financial statements of the Company prior to publication, and to review the work of, and approve non-audit services preformed by, such independent accountants. The Audit Committee will make annual recommendations to the Board for the appointment of independent public accountants for the ensuing year. The Audit Committee will also review the effectiveness of the financial and accounting functions and the organization, operations and management of the Company. The Audit Committee was formed on July 23, 1997.

All employee and consultant compensation, including payroll expenditures, salaries, stock options, stock incentives, and bonuses, must be approved by the unanimous consent of the members of the Compensation Committee of the Company’s Board of Directors. As of May 17, 2002, the members of the Compensation Committee are John P. Donohue and Booker T. Graves. The Compensation Committee was formed on July 23, 1997.

Auditor Independence

General.    Stonefield Josephson, Inc. (“Stonefield”) was the Company’s principal accounting firm until May 17, 2002, after which Deloitte & Touche LLP has been the Company’s principal accounting firm. Stonefield has also provided other non-audit services to the Company. The audit committee of the Company’s Board of Directors has considered whether the provisions of non-audit services is compatible with maintaining Stonefield’s independence.

Audit Fees.    Stonefield billed the Company $60,225 for the following professional services: audit of the annual financial statements of the Company for the fiscal year ended December 31, 2001, and review of the interim financial statements included in quarterly reports on Form 10-QSB for the periods ended March 31, June 30 and September 30, 2001.

All Other Fees.    Stonefield billed the Company $27,068 for other services for the fiscal year ended December 31, 2001.

Report of the Audit Committee

The Company’s Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2001 with senior management. The Audit Committee has discussed with Stonefield, the Company’s independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61 (communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from Stonefield required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed with Stonefield the independence of Stonefield as auditors of the Company. Based on the foregoing, the Company’s Audit Committee has recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 for filing with the United States Securities and Exchange Commission. The Company’s Audit Committee did not submit a formal report regarding its findings.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the United States Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this report in future filings with the Securities and Exchange Commission, in whole or in part, the foregoing report shall not be deemed to be incorporated by reference into any such filing.

Report of the Compensation Committee

The executive compensation program is administered by the Compensation Committee of the Company’s Board of Directors. The Committee has primary responsibility for matters related to the strategic direction and overall effectiveness of the management of human resources and compensation, senior management succession planning, the design and competitiveness of compensation plans and the appointment, evaluation and remuneration of key executives. All executive compensation programs for key executives of the Company are developed and administered by the Compensation Committee and approved by the Board of Directors. All matters related to the compensation of the President and Chief Executive Officer of the Company are approved by the Board of Directors.

Section 162(m) of the United States Internal Revenue Code of 1986, as amended, limits the deductibility of certain types of compensation in excess of $1 million paid by a “publicly held corporation” to certain of its executive officers. This limitation applies only to compensation that is not considered to be “performance based” for the purpose of the Internal Revenue Code. The Company believes that the deductibility of cash compensation paid by the Company in 2001 to its officers is not limited by Section 162 (m). The Committee has determined that it is not appropriate at this time to limit the Company’s discretion to design the cash compensation arrangements payable to executive officers.

Compensation of Directors

Directors receive no cash compensation for their services to the Company as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.

MANAGEMENT

Set forth below is certain information, as of May 17, 2002, concerning the current executive officers of the Company. All officers serve at the discretion of the Board of Directors. There are no family relationships among any of the Company’s directors or executive officers.

Name	Age	Position With the Company
Sayed Ali	53	President, Chief Financial Officer, and Chairman of the Board of Directors
Tasneem Vakharia	40	Corporate Secretary

Sayed Ali is the founder, Chairman of the Board of Directors, President and Chief Financial Officer of the Company. Mr. Ali has served as Chairman of the Board of Directors and President since 1986. Mr. Ali served as Chief Financial Officer from December 1986 to February 1997, and since August 1997. Mr. Ali served as the Secretary of the Company from 1986 to December 1996. See “Election of Directors—Nominees” above.

Tasneem Vakharia has served as the Secretary of the Company since December 1996 and has been a Vice President of the Company since January 1997. Ms. Vakharia has been with Creative Host for over ten years, and has been instrumental in managing the growth of the Company, administering the opening of several new airport locations. She has supervised the administration, accounting, and computer operations for the Company since 1992. From 1988 to 1991, she was Systems Manager for Softree Consultants. Ms. Vakharia was a Senior Graduate Assistant at Northern Illinois University in computer applications for three years while earning a Master of Science degree in Management Information Systems. Ms. Vakharia earned a Bachelors Degree in Accounting and Finance in 1982.

Under the California General Corporation Law and the Company’s Articles of Incorporation, the Company’s directors will have no personal liability to the Company or its stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his “duty of care.” This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

Summary Compensation Table

The compensation and benefits program of the Company is designed to attract, retain and motivate employees to operate and manage the Company for the best interests of its constituents. Executive compensation is designed to provide incentives for those senior members of management who bear responsibility for the Company’s goals and achievements. The compensation philosophy is based on a base salary, with opportunity for significant bonuses to reward outstanding performance, and a stock option program. The Compensation Committee is responsible for setting base compensation, awarding bonuses and setting the number and terms of options for the executive officers. None of the current Committee members are employees of the Company. The Committee currently consists of Messrs. Donohue and Graves.

The following table and notes set forth the annual cash compensation paid to Sayed Ali, Chairman of the Board and President of the Company during the fiscal years ended December 31, 2001, 2000 and 1999, respectively. No other executive officer received compensation in excess of $100,000 in any such year.

Name and Principal Position	Annual Compensation				Long-Term Compensation Awards		All Other Compensation
	Fiscal Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options
Sayed Ali	2001	$200,000	$30,000	$–0–	–0–		$–0–
President and Chief Financial Officer	2000	$148,750	$15,000	$–0–	60,000	(1)	$–0–
	1999	$120,000	$15,000	$–0–	10,000	(1)	$–0–

(1)	Consists of options granted under the Company’s 1997 Stock Option Plan.

Director Compensation

Directors receive no cash compensation for their services to the Company as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors. In addition, each outside director is entitled to receive options as approved by the Board of Directors under the Company’s 1997 Stock Option Plan and 2001 Stock Option Plan.

New Stock Option Plan

In January 2001, the Company’s Board of Directors adopted the 2001 Stock Option Plan for the directors, executive officers, employees and key consultants of Creative Host Services, Inc. (the “2001 Plan”). Under the 2001 Plan, a total of 450,000 shares are reserved for potential issuance upon the exercise of up to 450,000 stock options that may be granted under the Plan. A total of 225,000 stock options have been granted under the 2001 Plan to certain directors of the Company. The Company expects to grant stock options under the 2001 Plan to directors, executive officers and other qualified recipients in 2002 and in future years. The 2001 Plan was ratified by the Company’s shareholders during the fiscal year ended December 31, 2001.

Options Granted in Last Fiscal Year

The following table sets forth information with respect to options to purchase common stock of the Company granted to the Company’s executive officers and directors during fiscal year 2001. The table does not include a total of 70,000 stock options that were granted to the officers and directors in 2002 under the Company’s 2001 Stock Option Plan, which are described in more detail in footnote(2) to the table under “Fiscal Year-End Option Exercises and Option Values.”

Name	Options Granted		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(5)
							5%	10%
Tasneem Vakharia	25,000	(2)	12.5%	$1.13	(1)	25,000: 4/27/11	$16,123	$40,027
Secretary
Booker T. Graves	45,000	(3)	22.5%	$1.13	(1)	45,000: 4/27/11	$29,021	$72,049
Director	15,000	(4)	7.5%	$1.34	(1)	15,000: 8/01/11	$11,986	$30,058
John P. Donohue	45,000	(3)	22.5%	$1.13	(1)	45,000: 4/27/11	$29,021	$72,049
Director	15,000	(4)	7.5%	$1.34	(1)	15,000: 8/01/11	$11,986	$30,058
Charles B. Radloff	45,000	(3)	22.5%	$1.13	(1)	45,000: 4/27/11	$29,021	$72,049
Director

(1)	Equals 100% of the fair market value of the common stock of the Company on the date of grant.
(2)	These options vest according to the following vesting schedule: 15,000 on the date of grant and 10,000 on January 1, 2002. The options are exercisable for a period of ten years from the date of grant.
(3)
These options vest according to the following vesting schedule: 15,000 on the date of grant, 15,000 on January 1, 2002 and 15,000 on January 1, 2003. The options are exercisable for a period of ten years from the date of grant.

(4)	These options vest according to the following vesting schedule: 5,000 on the date of grant and 10,000 on August 1, 2002. The options are exercisable for a period of ten years from the date of grant.
(5)	The time period for purposes of calculating the potential realizable value commences on January 1, 2002 and ends on or about the expiration date of the stock option.

Fiscal Year-End Option Exercises and Option Values

The following table sets forth information with respect to options to purchase common stock of the Company held by the Company’s executive officers and directors at December 31, 2001.

Name	Shares Acquired Upon Exercise	Value Realized(1)	Number of Unexercised Options Held at December 31, 2001(2)		Value of Unexercised In-the-Money Options at December 31, 2001(3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Sayed Ali	0	0	105,000	20,000	$2,300	$0
President and Chief Financial Officer
Tasneem Vakharia	0	0	50,000	10,000	4,920	1,200
Secretary
Booker T. Graves	0	0	40,000	40,000	3,360	3,600
Director
John P. Donohue	0	0	35,000	40,000	1,800	3,600
Director
Charles B. Radloff	0	0	15,000	30,000	1,800	3,600
Director

(1)	The value realized is the difference between the market price of the common stock on the date of exercise and the exercise price of the stock option.
(2)
Does not include stock options granted in 2002 under the Company’s 2001 Stock Option Plan. During 2002 each of Sayed Ali, Booker T. Graves, Charles B. Radloff and John P. Donohue were granted 15,000 stock options, and Tasneem Vakharia was granted 10,000 stock options. The stock options granted to Messrs. Graves, Radloff and Donohue have an exercise price of $1.30 per share. The stock options granted to Tasneem Vakharia have an exercise price of $1.10 per share. The stock options granted to Sayed Ali have an exercise price of $1.43 per share. They expire in January 2012, ten years after grant. Mr. Ali’s stock options vest 7,500 on January 1, 2002 and 7,500 on January 1, 2003. The other three directors’ stock options vest 5,000 on January 1, 2002, 5,000 on January 1, 2003, and 5,000 on January 1, 2004. Ms. Vakharia’s 10,000 stock options are fully vested. None of these stock options have been exercised to date.

(3)
The value of unexercised “in-the-money” options is the difference between the market price of the common stock on December 31, 2001 ($1.25 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

Employment Agreement

The Company has entered into a five year employment agreement with Sayed Ali, the Company’s President. The term of the agreement commenced January 1, 1997 and provides for annual base compensation of $96,000 and $108,000 over each of the calendar years 1997 and 1998 and $120,000 thereafter. The agreement also calls for Mr. Ali to receive 60,000 options to purchase common stock under the Company’s 1997 Stock Option Plan, exercisable at $3.30 per share, which vest 20,000 per year over the first three anniversaries of the date of grant. In addition, Mr. Ali is eligible to receive annual cash bonuses as well as additional option grants at the discretion of the Board of Directors. Finally, the agreement provides that upon a termination of employment, Mr. Ali will be entitled to a severance payment equal to his annual base compensation. Mr. Ali’s employment agreement was amended in 2000 to provide for $140,000 annual salary in 2000, $165,000 annual salary in 2001, $190,000 annual salary in 2002, $215,000 annual salary in 2003 and $225,000 annual salary in 2004. The new agreement also revised the number of options granted as reflected in the above tables.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

PROPOSAL II

RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Board of Directors has selected Deloitte & Touche LLP as the Company’s independent accountants for the fiscal year ending December 31, 2002. Deloitte & Touche LLP replaces Stonefield Josephson Accountancy Corporation effective May 17, 2002, which had audited the Company’s financial statements since July 1997. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte & Touche LLP as the Company’s independent accountants is not required by the Company’s By-laws or otherwise. However, the Board is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification in order to obtain the views of stockholders regarding such selection. If the stockholders fail to ratify the selection of Deloitte & Touche LLP, the Board will reconsider its selection. Even if this selection is ratified, the Board, in its discretion, may direct the appointment of different independent accountants at any time during the year, if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

OTHER MATTERS

The Board of Directors does not know of any other matters which may be brought before the Annual Meeting. However, if any such other matters are properly presented for action at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS
Proposals of stockholders that are intended to be presented at the Company’s 2003 Annual Meeting of Stockholders must be received by the Company not later than February 20, 2003 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

ADDITIONAL INFORMATION

The Company will provide, without charge, to each person to whom a copy of this proxy statement is delivered, upon the written or oral request of such person, a copy of the annual report on Form 10-K of the Company, including financial statements required to be filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2001. Requests should be directed to Chief Financial Officer, c/o Creative Host Services, Inc., 16955 Via Del Campo, Suite 110, San Diego, California 92127, telephone (858) 675-7711.

By Order of the Board of Directors

Sayed Ali
Chief Executive Officer and President

May 20, 2002

Creative Host Services, Inc.

Proxy Card for Annual Meeting of Shareholders

The undersigned shareholder of Creative Host Services, Inc., a California corporation (the “Company”), hereby appoints                                          and                                         , or each of them, with full power of substitution, my proxy to vote all of my shares in the Company at the Annual Meeting of the shareholders of the Company to be held at 1:00 P.M. Pacific Daylight Savings Time on June 28, 2002 and at any postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting:

PROPOSAL	FOR	AGAINST
Proposal # 1: To elect directors to serve for the ensuing year and until their successors are elected.	See Below.	See Below.

Proposal #2: To ratify the selection of Deloitte & Touche LLP as the Company’s independent certified public accountants for the Company’s fiscal year ending December 31, 2002 commencing in the second fiscal quarter of 2002.
	☐	☐

Nominees for Director.

NAME OF NOMINEE	FOR	AGAINST
Sayed Ali	☐	☐
John P. Donohue	☐	☐
Booker T. Graves	☐	☐
Charles B. Radloff	☐	☐

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE PROPOSALS.

Shares owned:                             .

Dated                         , 2002

SIGNATURE(S)
Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED
RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.